UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 31, 2005
Date of Report (Date of earliest event reported):
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 8.01 Other Events.
On October 31, 2005, Tesoro Corporation (the “Company”) issued a press release (the “Press Release”) announcing the Company commenced tender offers on October 31, 2005 for any and all of its $211 million principal amount outstanding of 9 5/8% Senior Subordinated Notes due 2008, $429 million principal amount outstanding of 9 5/8% Senior Subordinated Notes due 2012 and $375 million principal amount outstanding of 8% Senior Secured Notes due 2008 (collectively the “Notes”). In conjunction with the tender offers, Tesoro also commenced consent solicitations to eliminate substantially all the covenants and certain events of default in the indentures relating to the Notes. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c)      Exhibits.

99.1	Press Release issued on October 31, 2005 by Tesoro Corporation.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 31, 2005

TESORO CORPORATION
By:	/s/ Gregory A. Wright
Gregory A. Wright
Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on October 31, 2005 by Tesoro Corporation.

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